Exhibit 99.1

PRESS RELEASE

Investor relations contact:	Media contact:
Jim Storey	Amanda Forster
Vice President, Investor Relations	Vice President, Public Relations
704.816.5958	202-879-8004
jim_storey@premierinc.com	amanda_forster@premierinc.com

PREMIER, INC. REPORTS FISCAL 2014 FOURTH-QUARTER AND FULL-YEAR RESULTS

CHARLOTTE, NC, August 25, 2014 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2014 fourth quarter and full year ended June 30, 2014.

Fiscal-Year Highlights:

Pro forma results reflect the impact of the company’s reorganization and initial public offering (IPO)*.

•	On a pro forma basis, net revenue of $869.3 million increased 14% from the prior year - Supply Chain Services segment revenue rose 14% and Performance Services segment revenue increased 13%. GAAP net revenue* of $910.5 million increased 5% from GAAP net revenue for the prior year.

•	On a pro forma basis, adjusted EBITDA of $351.0 million increased 12% from the prior year - Supply Chain Services segment pro forma adjusted EBITDA increased 9% and Performance Services segment pro forma adjusted EBITDA rose 31%.

•	On a pro forma basis, adjusted fully distributed net income increased 9% to $188.6 million, or $1.30 per diluted share from a year ago. GAAP net income* attributable to shareholders was $28.3 million.

•	For the fiscal year ended June 30, 2014, the company generated cash flow from operations of $368.1 million. At June 30, 2014, the company’s cash, cash equivalents and short- and long-term marketable securities totaled $540.4 million, compared with $255.6 million at June 30, 2013.

Fourth-Quarter Highlights:

Pro forma results reflect the impact of the company’s reorganization and IPO*.

•	Net revenue of $235.5 million increased 17% from pro forma net revenue for the same period a year ago - Supply Chain Services segment revenue rose 18% and Performance Services segment revenue increased 15%. GAAP net revenue* for the same period a year ago was $240.6 million.

•	Adjusted EBITDA of $93.2 million increased 19% from pro forma adjusted EBITDA for the same period a year ago - Supply Chain Services segment adjusted EBITDA increased 15% and Performance Services segment adjusted EBITDA rose 36%.

•	Adjusted fully distributed net income increased 18% to $49.9 million, or $0.34 per diluted share from pro forma results for the same period a year ago. GAAP net income* attributable to shareholders was $8.9 million.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

*	Actual results prior to the company’s reorganization and IPO consummated on October 1, 2013, do not reflect the impact of the reorganization and IPO, and therefore, management believes they do not provide meaningful year-over-year comparisons. A description of adjusted EBITDA and other non-GAAP financial measures is provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release. See “Reorganization and Initial Public Offering” for important information regarding pro forma results.

Acquisition Activity

•	In fiscal 2014, Premier acquired three companies for a total of $42.6 million in cash as part of its strategy to enhance existing capabilities and better serve its members: SYMMEDRx, LLC, a physician preference contract management and data service company; Meddius, LLC, a data acquisition and integration-as-a-service company; and MEMdata, LLC, a capital equipment planning, sourcing and analytics company. All have been integrated into Premier’s Performance Services segment.

•	On August 5, 2014, Premier announced an agreement to acquire TheraDoc, Inc., a market leading provider of clinical surveillance software, for $117.0 million in cash, subject to potential purchase price adjustment based on TheraDoc’s working capital, cash and indebtedness at closing. The acquisition is subject to customary closing conditions.

•	On August 25, 2014, Premier signed a definitive agreement to acquire Aperek, Inc. (formerly Mediclick), a SaaS-based (software as a service) supply chain solutions company focused on purchasing workflow and analytics, for $48.5 million, subject to potential purchase price adjustment based on Aperek’s working capital at time of closing. The acquisition is subject to customary closing conditions.

“We are pleased to report a very strong finish to our successful first year as a public company,” said Susan DeVore, president and chief executive officer. “Financially and operationally, we performed extremely well, delivering double-digit percentage gains in revenue and adjusted EBITDA as we added, renewed and expanded member relationships through innovative product and service offerings.

“Our strong fourth-quarter and fiscal-year financial performance demonstrates the exceptional service and value we provide to our approximately 3,000 member hospitals and 110,000 alternate site providers,” DeVore continued. “We believe this solid performance speaks to our leadership role in developing measurable cost, quality, safety and population health management solutions necessary to transform delivery of healthcare in America.

“Looking ahead, we expect to further leverage our market-leading data analytics platform, aligned delivery channel and collaborative member relationships in our ongoing commitment to deliver effective solutions to the marketplace and drive long-term performance for our shareholders,” DeVore added. “A key element supporting this strategy is our capital deployment plan, which includes acquisitions that complement and enhance our existing capabilities. Our acquisition strategy is on track, evidenced by the three companies acquired in fiscal 2014, our agreement earlier this month to acquire TheraDoc, a market leading provider of clinical surveillance software, and the execution today of an agreement to acquire Aperek, which focuses on supply chain workflow analytics. Our pipeline of potential new opportunities remains active. We plan to continue deploying capital during fiscal 2015 in a disciplined manner, focusing on attractive areas that align with our business objectives.”

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Results of Operations for the Fourth Quarter of Fiscal 2014

Consolidated Fourth-Quarter Financial Highlights

	Three Months Ended June 30,
(in thousands, except per share data)	2014	2013	% Change
	Actual	Pro Forma (a)
Net revenue:
Supply Chain Services Segment	$172,822	$146,363	18%
Performance Services Segment	62,644	54,575	15%

Total net revenue	$235,466	$200,938	17%

Adjusted EBITDA (b)
Supply Chain Services Segment	$94,394	$82,220	15%
Performance Services Segment	19,531	14,401	36%

Segment adjusted EBITDA	$113,925	$96,621	18%
Corporate	(20,681)	(18,492)	12%

Total adjusted EBITDA	$93,244	$78,129	19%

Non-GAAP adjusted fully distributed net income (b)	$49,932	$42,157	18%
Non-GAAP earnings per share on adjusted fully distributed net income - diluted (b)	$0.34	$0.29	18%

Weighted average fully distributed shares outstanding - diluted	145,080	144,983

(a)	Reflects the impact of the Company’s Reorganization on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization. The impact of the pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $39.7 million for the three months ended June 30, 2013. Pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP

For the three months ended June 30, 2014, Premier generated net revenue of $235.5 million, an increase of approximately $34.5 million, or 17%, from pro forma net revenue of $200.9 million for the same period a year ago. The revenue growth was driven primarily by continued increases in direct sourcing and specialty pharmacy product sales and net administrative fee growth associated with strong group purchasing organization (GPO) volume in the Supply Chain Services segment, and by sales of SaaS informatics products, advisory services engagements and performance improvement collaboratives in the Performance Services segment.

Adjusted EBITDA for the fiscal fourth quarter totaled $93.2 million, an increase of $15.1 million, or 19%, from pro forma adjusted EBITDA of $78.1 million for the same period last year. Fiscal 2014 fourth-quarter adjusted EBITDA was fueled by revenue growth in both of the company’s business segments.

Adjusted fully distributed net income for the fourth quarter of fiscal 2014 rose to $49.9 million, or $0.34 per fully diluted share, from pro forma adjusted fully distributed net income of $42.2 million, or $0.29 per fully diluted share, for the same period a year ago. Non-GAAP pro forma adjusted fully distributed earnings per share represents net income, adjusted for non-recurring and non-cash items, attributable to all shareholders as if all Class B shareholders have converted to Class A shareholders, and reflects income taxes at an estimated effective rate of approximately 40% on 100% of pretax income.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

On a GAAP basis, net revenue was $235.5 million for the quarter ended June 30, 2014, compared with $240.6 million for the same period last year. Net income for the quarter totaled $66.6 million, compared with $103.5 million for the same quarter a year ago, and net income attributable to shareholders was $8.9 million, compared with a loss of $0.8 million for the same period a year ago. On a fully diluted per-share basis, the company reported net income of $15.09, compared with a net loss of $0.14 a year ago. The GAAP per share net income amount includes a non-cash positive adjustment of $482.5 million to GAAP net income attributable to shareholders to reflect redeemable limited partners’ capital at the appropriate redemption amount at the end of the period as a result of the benefit obtained by limited partners through the ownership of Class B common units. (See income statement in the tables section of this press release.) Note: Comparisons of GAAP results are impacted by the changes associated with the reorganization and IPO, as described below, and therefore, management believes they do not provide meaningful year-over-year comparisons.

Segment Results

Premier approaches the market with an integrated sales and field force and holistic, programmatic solutions based on what it believes is one of the largest data analytics platforms serving the industry. Financially, the company’s operations are divided into two business segments:

•	Supply Chain Services includes one of the largest healthcare GPOs in the United States, serving acute and alternate sites. The segment also includes the company’s specialty pharmacy and direct sourcing activities.

•	Performance Services includes one of the nation’s largest informatics and advisory services businesses focused on healthcare providers. The Performance Services segment includes the company’s SaaS informatics products, technology-enabled performance improvement collaboratives, advisory services and insurance services.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Segment Results

	Three Months Ended June 30,			Three Months Ended June 30,
(in thousands)	2014	2013	% Change	2014	2013	% Change
	Actual	Actual		Actual	Pro Forma (a)
Net Revenue:
Supply Chain Services:
Net administrative fees	$111,044	$146,765	-24%	$111,044	$107,102	4%
Other services and support	274	125	119%	274	125	119%

Services	111,318	146,890	-24%	111,318	107,227	4%
Products	61,504	39,136	57%	61,504	39,136	57%

Total Supply Chain Services	172,822	186,026	-7%	172,822	146,363	18%
Performance Services:
Services	62,644	54,575	15%	62,644	54,575	15%

Total	$235,466	$240,601	-2%	$235,466	$200,938	17%

Adjusted EBITDA (b):
Supply Chain Services	$94,394	$121,883	-23%	$94,394	$82,220	15%
Performance Services	19,531	14,401	36%	19,531	14,401	36%

Total segment adjusted EBITDA	113,925	136,284	-16%	113,925	96,621	18%
Corporate	(20,681)	(18,492)	12%	(20,681)	(18,492)	12%

Total	$93,244	$117,792	-21%	$93,244	$78,129	19%

(a)	Reflects the impact of the Company’s Reorganization on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization. The impact of the pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $39.7 million for the three months ended June 30, 2013. Pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

Supply Chain Services

For the fiscal fourth quarter ended June 30, 2014, the Supply Chain Services segment generated net revenue of $172.8 million, an increase of approximately $26.5 million, or 18%, from pro forma net revenue of $146.4 million a year ago. Revenue growth was driven by product revenues, which rose $22.4 million, or 57%, to $61.5 million, primarily due to increased direct sourcing and specialty pharmacy revenues. GPO net administrative fee revenues of $111.0 million increased $3.9 million, or 4%, from pro forma results a year ago, reflecting newer members moving through the conversion cycle to the company’s contract portfolio, as well as growth from existing acute and alternate-site GPO members.

Supply Chain Services segment adjusted EBITDA of $94.4 million for the fiscal 2014 fourth quarter increased $12.2 million, or 15%, from pro forma segment adjusted EBITDA of $82.2 million for the same period a year ago. The increase largely reflects growth in net administrative fee revenue, as well as growth in the company’s direct sourcing activities, and effective management of operating expenses.

Supply Chain Services segment net revenue of $172.8 million for the fiscal 2014 fourth quarter compares with segment GAAP net revenue of $186.0 million for the same period a year ago. Segment adjusted EBITDA of $94.4 million compares with $121.9 million for the same period a year ago. Note: the declines from the year-ago period are a function of the changes described with the pro forma results as a result of the company’s reorganization and IPO, and management believes they do not provide meaningful year-over-year comparisons.

Performance Services

For the fiscal fourth quarter ended June 30, 2014, the Performance Services segment generated net revenue of $62.6 million, an increase of $8.1 million, or 15%, from $54.6 million for the same quarter last year. Revenue growth is attributable primarily to new SaaS informatics product

Premier, Inc. Fourth-Quarter and Year-End Financial Results

subscriptions and increased revenue from advisory services and performance improvement collaboratives, including contributions related to the company’s acquisitions during the fiscal year of SYMMEDRx, Meddius and MEMdata, which have been integrated into Performance Services segment operations.

Performance Services segment adjusted EBITDA was $19.5 million for the fiscal 2014 fourth quarter, an increase of $5.1 million, or 36%, from $14.4 million for the same quarter last year. The increase in adjusted EBITDA reflects the same factors that contributed to revenue growth. Note: Pro forma results do not impact the financial results for the company’s Performance Services segment.

Results of Operations for the Fiscal Year Ended June 30, 2014

Consolidated Full Year Financial Highlights

	Year Ended June 30,			Year Ended June 30,
(in thousands, except per share data)	2014	2013	% Change	2014	2013	% Change
		Actual			Pro Forma (a)
Net revenue:
Supply Chain Services Segment
Net administrative fees	$464,837	$519,219	-10%	$423,574	$414,207	2%
Other services and support	$778	$471	65%	$778	$471	65%

Services	$465,615	$519,690	-10%	$424,352	$414,678	2%
Products	$212,526	$144,386	47%	$212,526	$144,386	47%
Total Supply Chain Services	$678,141	$664,076	2%	$636,878	$559,064	14%

Performance Services Segment	232,408	205,214	13%	232,408	205,214	13%

Total net revenue	$910,549	$869,290	5%	$869,286	$764,278	14%

Adjusted EBITDA (b):
Supply Chain Services Segment	$396,470	$431,628	-8%	$355,207	$326,616	9%
Performance Services Segment	73,898	56,456	31%	73,898	56,456	31%

Segment adjusted EBITDA	$470,368	$488,084	-4%	$429,105	$383,072	12%
Corporate	(78,080)	(69,059)	13%	(78,080)	(69,059)	13%

Total adjusted EBITDA	$392,288	$419,025	-6%	$351,025	$314,013	12%

Non-GAAP adjusted fully distributed net income (b)				$188,561	$172,793	9%
Non-GAAP earnings per share on adjusted fully distributed net income - diluted (b)				$1.30	$1.19	9%

Weighted average fully distributed shares outstanding - diluted				145,083	144,983

(a)	Reflects the impact of the Company’s Reorganization on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization. The impact of the pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $41.3 million for the year ended June 30, 2014 and $105.0 million for the year ended June 30, 2013. Pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

On a pro forma basis, Premier generated net revenue of $869.3 million for the fiscal year ended June 30, 2014, a 14% increase from net revenue of $764.3 million for the prior year. The increase was driven by 14% growth in Supply Chain Services segment revenue and a 13% increase in Performance Services segment revenue. Supply Chain Services segment revenue reflects a 2% rise in net administrative fees revenue from a year ago, primarily due to continued growth of purchasing volume from newer and existing acute and alternate-site members. Product revenue increased 47%, driven by ongoing expansion of the company’s direct sourcing and specialty pharmacy businesses. In the Performance Services segment, the year-over-year revenue increase of 13% was primarily due to growth in revenue from SaaS-based product sales, revenue increases generated by advisory services and performance improvement collaboratives, and new revenue streams generated by PremierConnect Enterprise engagements.

Fiscal-year pro forma adjusted EBITDA totaled $351.0 million, up 12% when compared with $314.0 million a year ago. Pro forma Segment adjusted EBITDA for the Supply Chain Services

Premier, Inc. Fourth-Quarter and Year-End Financial Results

segment increased 9% from a year ago, primarily a result of growth in net administrative fees revenue and product revenue, as well as effective management of operating expenses. Adjusted EBITDA for the Performance Services segment rose 31% from the same period last year, due to revenue growth.

Pro forma adjusted EBITDA for fiscal 2014 excludes the $38.4 million gain on the sale of the company’s interest in Global Healthcare Exchange, LLC (GHX), $19.5 million in expenses associated with stock-based compensation, a $6.2 million non-cash adjustment related to the company’s tax receivable agreement liability, $3.8 million in strategic and financial restructuring expenses related to the company’s reorganization and IPO, and $2.0 million in acquisition related expenses. Pro forma adjusted EBITDA for the prior year results excludes $5.2 million in expenses related to strategic and financial restructuring costs and $0.8 million in other expenses. (See specific reconciliation items in the tables section of this press release.)

Pro forma adjusted fully distributed net income for fiscal 2014 totaled $188.6 million, or $1.30 per diluted share, compared with $172.8 million, or $1.19 per diluted share, for the prior year.

On a GAAP basis, the company generated net revenue of $910.5 million for the fiscal year ended June 30, 2014, compared with $869.3 million for the prior year. Adjusted EBITDA was $392.3 million, compared with $419.0 million the prior year. Supply Chain Services segment revenue increased 2% from a year ago and Supply Chain Services segment adjusted EBITDA decreased 8%. Note: Performance Services segment financial results are not impacted by pro forma adjustments.

GAAP net income totaled $332.6 million for fiscal 2014, compared with $375.1 million for the prior year, while GAAP net income attributable to shareholders was $28.3 million compared with $7.4 million a year ago. GAAP net loss per diluted share was $105.85 compared with net income of $1.26 per diluted share a year ago. The GAAP per share net income amount includes a non-cash negative adjustment of $2.74 billion to GAAP net income attributable to shareholders to reflect redeemable limited partners’ capital at the appropriate redemption amount at the end of the period as a result of the benefit obtained by limited partners through the ownership of Class B common units. (See income statement in the tables section of this press release.) Note: Comparisons of GAAP results are impacted by the changes associated with the company’s reorganization and IPO, as described below, and as a result, management believes they do not provide meaningful year-over-year comparisons.

Cash Flows and Liquidity

Cash provided by operating activities was $368.1 million for the fiscal year ended June 30, 2014, a decrease of $10.1 million from $378.3 million for the fiscal year ended June 30, 2013. At June 30, 2014, the company’s cash, cash equivalents, short- and long-term marketable securities totaled $540.4 million, compared with $255.6 million at June 30, 2013, and consisted of $131.8 million in cash and cash equivalents and $408.6 million in marketable securities with maturities ranging from three to 24 months. Operating cash flows increased primarily due to working capital changes, as well as non-cash add backs to net income, including depreciation and amortization and stock-based compensation.

Capital expenditures totaled $55.7 million for the fiscal year ended June 30, 2014, compared with $42.4 million for the same period last year. The increase was primarily related to capitalized internally developed software, reflecting an increase in the level of projects in development in

Premier, Inc. Fourth-Quarter and Year-End Financial Results

the current year, and associated hardware. Capital expenditures were partially offset by proceeds from the sale of the company’s investment in GHX of $38.4 million and $15.7 million in distributions from Innovatix, an alternate site group purchasing company in which Premier owns a 50 percent interest. Other investing activities in the fiscal year primarily consisted of the cash acquisitions of SYMMEDRx, Meddius and MEMdata, for a total of $42.6 million.

At June 30, 2014, there was no outstanding balance on the company’s new unsecured $750 million, five-year revolving credit facility, which replaced the company’s prior senior secured revolving credit facility effective June 25, 2014.

Fiscal 2015 Outlook and Guidance

Premier believes it is well positioned financially and operationally for fiscal 2015, and is introducing financial guidance for the fiscal year based on the following key assumptions: stable growth in the Supply Chain Services segment through the continued, but more normalized growth of the company’s direct sourcing and specialty pharmacy businesses, the addition and contract conversion ramp-up of new GPO members, and deeper penetration of existing members’ supply spend; increased product and services sales in the Performance Services segment, including sales and use of SaaS-based products, increased member participation in performance improvement collaboratives and increased demand for advisory services; and the continuation of historically high retention rates of Premier’s GPO and SaaS members.

Based on the company’s current outlook, Premier has established the following financial guidance for the fiscal year ending June 30, 2015:

Fiscal 2015 Financial Guidance

Premier, Inc., introduces full-year fiscal 2015 financial guidance, as follows:

(in millions, except per share data)	FY 2015	% YoY Change
Pro Forma Net Revenue:
Supply Chain Services segment	$688.0 - $707.0	8% - 11%
Performance Services segment	$281.0 - $288.0	21% - 24%

Total Pro Forma Net Revenue	$969.0 - $995.0	11% - 14%

Non-GAAP pro forma adjusted EBITDA	$379.0 - $390.0	8% - 11%

Non-GAAP pro forma adjusted fully distributed EPS	$1.39 - $1.44	7% - 11%

Guidance assumptions include anticipated financial and operational contributions from acquisitions completed in fiscal 2014 and announced in August 2014, but do not contemplate the impact of any potential future acquisitions. For fiscal 2015, Premier expects capital expenditures of approximately $63.0 million and a consolidated EBITDA margin of approximately 40%.

Guidance is also based on the company’s visibility into its annual revenue stream. Approximately $898.0 million of Premier’s revenue estimate is available under contract for fiscal 2015, based on Premier’s GPO retention and SaaS institutional renewal rates, which were 99% and 94%, respectively, for fiscal 2014.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below.

Recently Announced Acquisitions

Subsequent to the close of fiscal 2014, Premier announced agreements to acquire two analytics companies that are expected to enhance its existing capabilities. Both companies will become part of Premier’s Performance Services business unit.

On August 5, 2014, Premier disclosed a definitive agreement to acquire TheraDoc, Inc., for $117.0 million in cash, subject to potential purchase price adjustment based on TheraDoc’s working capital, cash and indebtedness at time of closing. The acquisition is subject to customary closing conditions and is expected to be completed in the current quarter. Premier expects the acquisition to be accretive to earnings in the first fiscal year. The addition of TheraDoc strengthens Premier’s ability to help health systems monitor and protect patients from harmful infections and other adverse events. Combined, the two organizations will have clinical surveillance installations in approximately 1,000 facilities, approximately 400 of which do not have a current relationship with Premier.

Separately, on August 25, 2014, Premier signed a definitive agreement to acquire Aperek for $48.5 million in cash, subject to potential purchase price adjustment based on Aperek’s working capital at time of closing. The acquisition is subject to customary closing conditions and is expected to be completed in the current quarter. Additional financial terms are not being disclosed. Aperek is expected to contribute modestly to fiscal 2015 revenue and be accretive to earnings in future years. Aperek is a provider of real-time healthcare supply spend visibility and SaaS-based supply chain analytics.

Conference Call

Premier management will host a conference call and live audio webcast on Monday, August 25, 2014, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. Those wishing to participate in the call should dial 855-601-0048 (international callers should dial 702-495-1234) and provide the operator with conference ID number 86528408. The company encourages listeners to dial in at least five minutes before the start of the call to ensure proper connection. A replay of the conference call will be available beginning approximately two hours after the completion of the conference call through September 8, 2014, by dialing 800-585-8367 (702-495-1234 for international callers), and using the conference ID number above. The webcast will also be archived on the investor relations page on Premier’s website.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,000 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Reorganization and Initial Public Offering

On October 1, 2013, Premier completed its IPO by issuing 32,374,751 shares of its Class A common stock, at a price of $27.00 per share, raising net proceeds of approximately $821.7 million, after underwriting discounts and commissions but before expenses. In connection with the IPO, Premier completed the reorganization of the company on October 1, 2013, issuing 112.6 million shares of Class B common stock representing 77.7% of the common stock outstanding, and corresponding Class B common units in Premier Healthcare Alliance, L.P. to its 181 member owners.

The company’s historical consolidated operating results do not reflect the reorganization, the IPO and contemplated use of net proceeds from the IPO. Therefore, in addition to presenting the historical actual results, the company presents and discusses pro forma results, which reflect the impact of the company’s reorganization and IPO and the contemplated use of net proceeds from the IPO, to provide a more comparable indication of future expectations.

The key pro forma adjustments include:

•	The reorganization, which included the formation of a C-Corporation and the sale of 22.3% of the member’s partnership interests to the public through the issuance of approximately 32.4 million shares of Premier Class A common stock, with the member owners retaining their ownership interest in the form of 112.6 million shares of Premier Class B common stock.

•	Payments to each member owner of revenue share from Premier equal to 30% of all gross administrative fees collected.

•	Payments due to member owners pursuant to the tax receivable agreement equal to 85% of the amount of cash savings, if any, in income and franchise taxes, that Premier realizes.

•	The further adjustments set forth in the notes to the pro forma financial statements provided below.

Further details of the reorganization and pro forma adjustments are in Premier’s Form 10-K for the fiscal year ended June 30, 2014, expected to be filed with the Securities and Exchange Commission (SEC) shortly hereafter. The Form 10-K will be accessible on the SEC’s website at www.sec.gov and in the investor relations section of Premier’s website at investors.premierinc.com.

Use and Definition of Non-GAAP Measures

Premier uses adjusted EBITDA, segment adjusted EBITDA and adjusted fully distributed net income to facilitate a comparison of the company’s operating performance on a consistent basis from period to period that, when viewed in combination with its results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period because they remove the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operations.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, beginning on October 31, 2014, and each year thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units into shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the headings “Outlook and Guidance” and “Recently Announced Acquisitions,” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future

Premier, Inc. Fourth-Quarter and Year-End Financial Results

tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, as well as those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” section of Premier’s Form 10-K for the year ended June 30. 2014, expected to be filed with the SEC shortly hereafter, and also made available on Premier’s website at http://investors.premierinc.com. Forward looking statements speak only as of the date they are made, Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

(Tables Follow)

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Consolidated Statements of Income

(Unaudited)

(In thousands, except pershare data)

	Three Months Ended June 30,		Year Ended June 30,
	2014	2013 (a)	2014 (a)	2013 (a)
Net revenue:
Net administrative fees	$111,044	$146,765	$464,837	$519,219
Other services and support	62,918	54,700	233,186	205,685

Services	173,962	201,465	698,023	724,904
Products	61,504	39,136	212,526	144,386

	235,466	240,601	910,549	869,290

Cost of revenue:
Services	30,853	27,099	115,740	103,795
Products	55,385	36,313	191,885	133,618

	86,238	63,412	307,625	237,413

Gross profit	149,228	177,189	602,924	631,877
Operating expenses:
Selling, general and administrative	85,325	71,168	294,421	248,301
Research and development	675	1,571	3,389	9,370
Amortization of purchased intangible assets	904	385	3,062	1,539

	86,904	73,124	300,872	259,210

Operating income	62,324	104,065	302,052	372,667

Equity in net income of unconsolidated affiliates	4,805	3,636	16,976	11,968
Interest and investment income, net	378	366	1,019	965
Gain on sale of investment	522	—	38,372	—
Other income (expense), net	1,851	(783)	1,907	(788)

Other income, net	7,556	3,219	58,274	12,145

Income before income taxes	69,880	107,284	360,326	384,812
Income tax expense	3,248	3,788	27,709	9,726

Net income	66,632	103,496	332,617	375,086
Net (income) loss attributable to noncontrolling interest in S2S Global	(472)	433	(949)	1,479
Net income attributable to noncontrolling interest in Premier LP	(57,281)	(104,726)	(303,336)	(369,189)

Net income attributable to noncontrolling interest	(57,753)	(104,293)	(304,285)	(367,710)

Net income (loss) attributable to shareholders	8,879	(797)	28,332	7,376
Adjustment to redeemable limited partners’ capital to redemption amount	482,510	—	(2,741,588)	—

Net income (loss) attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$491,389	$(797)	$(2,713,256)	$7,376

Weighted average shares outstanding:
Basic	32,375	5,733	25,633	5,858
Diluted	32,569	5,733	25,633	5,858
Earnings (loss) per share attributable to shareholders (b):
Basic	$15.18	$(0.14)	$(105.85)	$1.26
Diluted	$15.09	$(0.14)	$(105.85)	$1.26

(a)	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. PHSI is considered the predecessor of the Company for accounting purposes, and accordingly, PHSI’s consolidated financial statements are included herein as Premier, Inc.’s historical financial statements.
(b)	Earnings (loss) per share attributable to shareholders includes an adjustment to net income attributable to shareholders of redeemable limited partners’ capital to redemption amount of $482.5 million and $(2,741.6) million for the three and twelve months ended June 30, 2014, respectively.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2014	June 30, 2013*
	(Unaudited)
Assets
Cash and cash equivalents	$131,786	$198,296
Marketable securities	159,820	57,323
Accounts receivable	67,577	60,600
Inventories	20,823	12,741
Prepaid expenses and other current assets	31,175	27,028
Due from related party	1,228	1,650
Deferred tax assets	9,647	8,403

Total current assets	422,056	366,041
Property and equipment	134,551	115,587
Restricted cash	5,000	5,000
Marketable securities	248,799	—
Deferred tax assets	286,936	15,077
Goodwill	94,451	61,410
Intangible assets	10,855	4,292
Other assets	44,008	31,509

Total assets	$1,246,656	$598,916

Liabilities, redeemable limited partners’ capital and stockholders’ equity
Accounts payable	$28,007	$21,788
Accrued expenses	25,536	28,883
Revenue share obligations	56,531	10,532
Limited partners’ distribution payable	22,351	—
Accrued compensation and benefits	46,713	51,359
Deferred revenue	15,694	18,880
Current portion of tax receivable agreement	11,035	—
Current portion of notes payable and line of credit	17,696	12,149
Other current liabilities	319	1,557

Total current liabilities	223,882	145,148
Notes payable, less current portion	16,051	22,468
Tax receivable agreement, less current portion	181,256	—
Deferred compensation plan obligations	32,872	24,081
Deferred rent	15,960	15,779
Other long-term liabilities	2,272	6,037

Total liabilities	472,293	213,513

Redeemable limited partners’ capital	3,244,674	307,635

Stockholders’ (deficit) equity:
Series A Preferred stock, par value $0.01, 50,000,000 shares authorized; no shares issued and outstanding	—	—
PHSI common stock, par value $0.01, 12,250,000 shares authorized; 0 and 5,653,390 shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively	—	57
Class A common stock, par value $0.01, 500,000,000 shares authorized; 32,375,390 and 0 shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively	324	—
Class B common stock, par value $0.01, 600,000,000 shares authorized; 112,510,905 and 0 shares issued and outstanding at June 30, 2014 and June 30, 2013, respectively	—	—
Additional paid-in-capital	—	28,866
PHSI Common stock subscribed, 0 and 23,266 shares at December 31, 2013 and June 30, 2013, respectively	—	300
Subscriptions receivable	—	(300)
(Accumulated deficit) retained earnings	(2,469,873)	50,599
Accumulated other comprehensive loss	43	—
Noncontrolling interest	(805)	(1,754)

Total stockholders’ (deficit) equity	(2,470,311)	77,768

Total liabilities, redeemable limited partners’ capital and stockholders’ (deficit) equity	$1,246,656	$598,916

*	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. PHSI is considered the predecessor of the Company for accounting purposes, and accordingly, PHSI’s consolidated financial statements are included herein as Premier, Inc.’s historical financial statements.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year ended June 30,
	2014*	2013*
Operating activities
Net income	$332,617	$375,086
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,823	29,220
Equity in net income of unconsolidated affiliates	(16,976)	(11,968)
Gain on sale of investment	(38,372)	—
Deferred taxes	9,820	3,258
Stock-based compensation	19,476	—
Adjustment to tax receivable agreement liability	6,215	—
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(18,924)	(14,005)
Other assets	(1,680)	496
Inventories	(8,082)	(6,774)
Accounts payable, accrued expenses and other current liabilities	45,997	3,521
Long-term liabilities	(3,585)	(2,680)
Other operating activities	1,793	2,115

Net cash provided by operating activities	368,122	378,269

Investing activities
Purchase of marketable securities	(500,835)	(69,302)
Proceeds from sale of marketable securities	148,019	115,056
Proceeds from sale on ivestment in Global Healthcare Exchange, LLC	38,372	—
Acquisition of SYMMEDRx, net of cash acquired	(28,690)	—
Acquisition of Meddius, net of owner note receivable	(7,737)	—
Acquisition of MEMdata, net of cash acquired	(6,142)	—
Distributions received on equity investment	15,650	12,470
Purchases of property and equipment	(55,740)	(42,427)
Other investing activities	—	(967)

Net cash (used in) provided by investing activities	(397,103)	14,830

Financing activities
Payments made on notes payable	(9,297)	(17,761)
Proceeds from S2S Global revolving line of credit	6,000	5,604
Proceeds from senior secured line of credit	60,000	10,000
Payments on senior secured line of credit	(60,000)	(10,000)
Payments made in connection with origination of credit facility	(2,511)	—
Proceeds from issuance of Class A common stock in connection with the IPO, net of underwriting fees and commissions	821,671	—
Payments made in connection with the IPO	(2,822)	(3,089)
Purchase of Class B common units from member owners	(543,857)	—
Proceeds from issuance of PHSI common stock	300	525
Proceeds from notes receivable from partners	12,685	—
Repurchase of restricted units	(11)	—
Proceeds from issuance of redeemable limited partnership interest	—	8,143
Distributions to limited partners of Premier LP	(319,687)	(329,047)

Net cash used in financing activities	(37,529)	(335,625)

Net (decrease) increase in cash and cash equivalents	(66,510)	57,474
Cash and cash equivalents at beginning of year	198,296	140,822

Cash and cash equivalents at end of year	$131,786	$198,296

*	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. PHSI is considered the predecessor of the Company for accounting purposes, and accordingly, PHSI’s consolidated financial statements are included herein as Premier, Inc.’s historical financial statements.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Supplemental Financial Information - Reporting of Pro Forma Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2014*	2013	2014	2013
Reconciliation of Pro Forma Net Revenue to Net Revenue:

Pro Forma Net Revenue	$235,466	$200,938	$869,286	$764,278
Pro forma adjustment for revenue share post-IPO	—	39,663	41,263	105,012

Net Revenue	$235,466	$240,601	$910,549	$869,290

Reconciliation of Pro Forma Adjusted EBITDA and Segment Adjusted EBITDA to Net Income and Operating Income:

Net income	$66,632	$103,496	$332,617	$375,086
Pro forma adjustment for revenue share post-IPO	—	(39,663)	(41,263)	(105,012)
Interest and investment income, net	(378)	(366)	(1,019)	(965)
Income tax expense	3,248	3,788	27,709	9,726
Depreciation and amortization	9,809	7,883	36,761	27,681
Amortization of purchased intangible assets	904	385	3,062	1,539

Pro Forma EBITDA	80,215	75,523	357,867	308,055
Stock-based compensation	6,358	—	19,476	—
Acquisition related expenses	711	—	2,014	—
Strategic and financial restructuring expenses	146	1,823	3,760	5,170
Adjustment to tax receivable agreement liability	6,215	—	6,215	—
Gain on sale of investment	(522)	—	(38,372)	—
Other (income) expense, net	121	783	65	788

Pro Forma Adjusted EBITDA	$93,244	$78,129	$351,025	$314,013

Pro Forma Adjusted EBITDA	$93,244	$78,129	$351,025	$314,013
Depreciation and amortization	(9,809)	(7,883)	(36,761)	(27,681)
Amortization of purchased intangible assets	(904)	(385)	(3,062)	(1,539)
Stock-based compensation	(6,358)	—	(19,476)	—
Acquisition related expenses	(711)	—	(2,014)	—
Strategic and financial restructuring expenses	(146)	(1,823)	(3,760)	(5,170)
Adjustment to tax receivable agreement liability	(6,215)	—	(6,215)	—
Equity in net income of unconsolidated affiliates	(4,805)	(3,636)	(16,976)	(11,968)
Deferred compensation plan expense	(1,972)	—	(1,972)	—

	62,324	64,402	260,789	267,655
Pro forma adjustment for revenue share post-IPO	—	39,663	41,263	105,012

Operating income	$62,324	$104,065	$302,052	$372,667

Reconciliation of Non-GAAP Adjusted Fully Distributed Net Income:

Non-GAAP Adjusted Fully Distributed Net Income (pro forma):
Net income (loss) attributable to shareholders	$8,879	$(797)	$28,332	$7,376
Pro forma adjustment for revenue share post-IPO	—	(39,663)	(41,263)	(105,012)
Income tax expense	3,248	3,788	27,709	9,726
Stock-based compensation	6,358	—	19,476	—
Gain on sale of investment	(522)	—	(38,372)	—
Acquisition related expenses	711	—	2,014	—
Strategic and financial restructuring expenses	146	1,823	3,760	5,170
Adjustment to tax receivable agreement liability	6,215	—	6,215	—
Amortization of purchased intangible assets	904	385	3,062	1,539
Net income attributable to noncontrolling interest in Premier LP	57,281	104,726	303,336	369,189

Non-GAAP adjusted fully distributed income before income taxes	83,220	70,262	314,269	287,988
Income tax expense on fully distributed income before income taxes	33,288	28,105	125,708	115,195

Non-GAAP adjusted fully distributed net income (pro forma)	$49,932	$42,157	$188,561	$172,793

*	Note that no pro forma adjustments were made for the three months ended June 30, 2014; as such, actual results are presented for the three months ended June 30, 2014.

Premier, Inc. Fourth-Quarter and Year-End Financial Results

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2014*	2013	2014	2013
Reconciliation of numerator for GAAP EPS to Adjusted Fully Distributed EPS
Net income (loss) attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$491,389	$(797)	$(2,713,256)	$7,376
Adjustment of redeemable limited partners’ capital to redemption amount	(482,510)	—	2,741,588	—

Net income (loss) attributable to shareholders	8,879	(797)	28,332	7,376
Pro forma adjustment for revenue share post-IPO	—	(39,663)	(41,263)	(105,012)
Income tax expense	3,248	3,788	27,709	9,726
Stock-based compensation	6,358	—	19,476	—
Gain on sale of investment	(522)	—	(38,372)	—
Acquisition related expenses	711	—	2,014	—
Strategic and financial restructuring expenses	146	1,823	3,760	5,170
Adjustment to tax receivable agreement liability	6,215	—	6,215	—
Amortization of purchased intangible assets	904	385	3,062	1,539
Net income attributable to noncontrolling interest in Premier LP	57,281	104,726	303,336	369,189

Non-GAAP adjusted fully distributed income before income taxes	83,220	70,262	314,269	287,988
Income tax expense on fully distributed income before income taxes	33,288	28,105	125,708	115,195

Non-GAAP adjusted fully distributed net income (pro forma)	$49,932	$42,157	$188,561	$172,793

Reconciliation of denominator for GAAP EPS to Adjusted Fully Distributed EPS
Weighted Average:
Common shares used for basic and diluted earnings per share	32,375	5,733	25,633	5,858
Potentially dilutive shares	194	—	124	—
Class A common shares outstanding	—	26,642	6,742	26,517
Conversion of Class B common units	112,511	112,608	112,584	112,608

Weighted average fully distributed shares outstanding - diluted	145,080	144,983	145,083	144,983

Reconciliation of GAAP EPS to Adjusted Fully Distributed EPS
GAAP income (loss) per share	$15.18	$(0.14)	$(105.85)	$1.26
Impact of adjustment of redeemable limited partners’ capital to redemption amount	$(14.90)	$—	$106.96	$—
Impact of additions:
Pro forma adjustment for revenue share post-IPO	$—	$(6.92)	$(1.61)	$(17.93)
Income tax expense	$0.10	$0.66	$1.08	$1.66
Stock-based compensation	$0.20	$—	$0.76	$—
Gain on sale of investment	$(0.02)	$—	$(1.50)	$—
Acquisition related expenses	$0.02	$—	$0.08	$—
Strategic and financial restructuring expenses	$0.00	$0.32	$0.15	$0.88
Adjustment to tax receivable agreement liability	$0.19	$—	$0.24	$—
Amortization of purchased intangible assets	$0.03	$0.07	$0.12	$0.26
Net income attributable to noncontrolling interest in Premier LP	$1.77	$18.27	$11.83	$63.02
Impact of corporation taxes	$(1.03)	$(4.90)	$(4.90)	$(19.66)
Impact of increased share count	$(1.20)	$(7.06)	$(6.06)	$(28.31)

Non-GAAP earnings per share on adjusted fully distributed net income - diluted	$0.34	$0.29	$1.30	$1.19

*	Note that actual results are presented for the three months ended June 30, 2014.

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